          As filed with the Securities and Exchange Commission on May 28, 1999
                                                 Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------------
                              ADVENT SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------------
            DELAWARE                                         94-2901952
 (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)
                                 301 BRANNAN STREET
                               SAN FRANCISCO, CA 94107
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                STEPHANIE G. DIMARCO
                               CHIEF EXECUTIVE OFFICER
                                ADVENT SOFTWARE, INC.
                                 301 BRANNAN STREET
                               SAN FRANCISCO, CA 94107
                                   (415) 543-7696
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                      Copy to:

                               MARK A. BERTELSEN, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                                 PALO ALTO, CA 94304
                                   (650) 493-9300

                             ---------------------------



                                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
           TITLE OF SECURITIES                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
                   TO                          AMOUNT TO BE            OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
              BE REGISTERED                     REGISTERED             PER SHARE (2)              PRICE                  FEE
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par value:                                                                 $6,650,000.00           $1,849.00
   Newly reserved under the 1992              100,000 shares                $66.50
     Stock Plan (the "PLAN") (1)

     TOTAL:                                   100,000 shares                ---               $6,650,000.00           $1,849.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
(1)  Pursuant to Rule 416(a),  this Registration Statement shall also cover any additional shares of the Registrant's Common
     Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2)  Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common
     Stock as reported on the Nasdaq National Market on May 27, 1999.
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---------------------------------------------------------------------------------------------------------------------------------


                               ADVENT SOFTWARE, INC.
                         REGISTRATION STATEMENT ON FORM S-8

                                       PART I

                       INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Omitted pursuant to the instructions and provisions of Form S-8.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Advent Software, Inc. (the "REGISTRANT") are hereby incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 26, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");


     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 17, 1999 pursuant to
          Section 13(a) of the Exchange Act.

     3. The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26,1999 pursuant to Section 14(a) of the Exchange Act.

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissable indemnifications of employees and offer agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.


   EXHIBIT
   NUMBER         DESCRIPTION
   ------         -----------
    4.1           1998 Nonstatutory Stock Option Plan, as amended.

    5.1 Opinion of counsel as to legality of securities being registered.

   23.1           Consent of counsel (contained in Exhibit 5.1).

   23.2           Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants

   24.1           Power of Attorney (see page 5).


ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of May 1999.

                              ADVENT SOFTWARE, INC.


                              By: /s/ Irv H. Lichtenwald
                                  ----------------------------------------------
                                  Irv H. Lichtenwald
                                  Senior Vice President, Chief Financial Officer and Secretary


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephanie G. DiMarco and Irv H. Lichtenwald, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 28TH DAY OF MAY 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


          SIGNATURES                              TITLE
          ----------                              ------
 /s/ Stephanie G. DiMarco      Chairman of the Board, Chief Executive Officer
 --------------------------    and Director
 Stephanie G. DiMarco          (PRINCIPAL EXECUTIVE OFFICER)

 /s/ Irv H. Lichtenwald        Senior Vice President, Chief Financial Officer
 --------------------------    and Secretary (PRINCIPAL FINANCIAL AND
 Irv H. Lichtenwald            ACCOUNTING OFFICER)

 /s/ Frank H. Robinson         Director
 --------------------------
 Frank H. Robinson

 /s/ Wendell G. Van Auken      Director
 --------------------------
 Wendell G. Van Auken

 /s/ William F. Zuendt         Director
 --------------------------
 William F. Zuendt

 /s/ Monte Zweben              Director
 --------------------------
 Monte Zweben


                                  INDEX TO EXHIBITS


    EXHIBIT
    NUMBER      DESCRIPTION
    ------      -----------
      4.1       1998 Nonstatutory Stock Option Plan, as amended.


      5.1 Opinion of counsel as to legality of securities being registered.

      23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants
